Exhibit 10.26

Recro Pharma, Inc.
2018 Amended And Restated Equity Incentive Plan

Non-Qualified Stock Option Award Agreement

We are pleased to advise you that Recro Pharma, Inc. (the “Company”) hereby awards to you, under the Recro Pharma, Inc. 2018 Amended and Restated Equity Incentive Plan (the “Plan”), the right to purchase (an “Option”) the number of shares of Common Stock of the Company (“Shares”), as set forth on the grant schedule attached hereto (the “Grant Schedule”), subject to your signing this Award Agreement (this “Agreement”). The date of award of the Option shall for all purposes be the date set forth on the Grant Schedule (the “Grant Date”). The Option issued hereunder are “non-qualified stock options” for tax purposes.

This award is subject in all respects to the applicable provisions of the Plan, a complete copy of which has been furnished to you and receipt of which you acknowledge by acceptance of the award. Such provisions are incorporated herein by reference and made a part hereof (including all defined terms).

All capitalized terms used but not defined herein will have the meanings ascribed to them in the Plan. In addition to the terms, conditions and restrictions set forth in the Plan, all terms, conditions and restrictions set forth in this Agreement and the Grant Schedule are applicable to the Option evidenced hereby.

1.Vesting

.  Subject to the further provisions of this Agreement and your continued service with the Company through each applicable vesting date, the Option awarded by this Agreement shall become vested and exercisable in such amounts and at such times as are set forth on the Grant Schedule (each date on which any portion of the Option vests being referred to as a “Vesting Date”).  In addition, any unvested portion of the Option shall become immediately and fully vested upon your death or Disability, provided you continue in service with the Company through the date of such event.  For purposes of this Agreement, service with the Company will include service with an Affiliate (for only so long as such entity remains an Affiliate).

2.Expiration of Option

.  Your Option, whether vested or unvested, shall expire on the earliest to occur of the following:

(a)three months after cessation of your service with the Company for any reason other than death, Disability, or Cause;

(b)one year after cessation of your service with the Company due to your death or Disability;

(c)the date and time of any cessation of your service with the Company for Cause;

(d)the tenth anniversary of the Grant Date; and

(e)if so determined by the Board in its discretion, upon the occurrence of a Change in Control.

3.Exercise of Option

.

(a)The exercise price for each Share under your Option shall be as set forth in the Grant Schedule (the “Option Price”).

(b)The Option may be exercised only to the extent it is vested.  To exercise any vested portion of the Option, you must (i) provide the Company with written notice of your intention to exercise the Option and the number of Shares you intend to acquire, (ii) execute a counterpart to any shareholders agreement or other agreement required to be executed by optionees generally, and (iii) deliver a check for the Option Price multiplied by the number of Shares being acquired or such other manner of payment as approved by the Company. As an alternative to delivering a check, you may choose to exercise any vested Option hereunder on a “cashless” basis. Under this method, you do not have to remit the Option Price under the Option in cash. Instead, the Option Price is paid by reducing the number of Shares otherwise issuable to you upon exercise by such number of Shares having a Fair Market Value (determined at the time of exercise) equal to the Option Price. You shall only have rights as a shareholder of the Company with respect to Shares which have been issued after the Option has vested and been exercised.

4.Withholding

. The Company shall have the right to withhold all applicable income and employment taxes on the date of exercise or cash-out of the Option, or such other date as required by the Code. If there is insufficient compensation due from the Company to you at the time such withholding is due, the Company shall have the right, as a condition to the exercise of the Option and prior to delivery of any Shares, to require you to remit to the Company an amount equal to the excess of your share of the income and employment taxes subject to withholding over the amount of compensation then due from the Company to you.

5.Registration of Shares

. The Company may postpone the issuance and delivery of any Shares until the completion or amendment of any registration or qualification of the Shares under any federal or state law, rule or regulation which the Company may determine to be necessary or advisable.  In the event that, at the time of issuance of the Shares to you, the Shares have not been registered or otherwise qualified as may be required under applicable securities laws, you shall, prior to the issuance of the Shares: (i) represent to the Company in form satisfactory to counsel for the Company, that you are acquiring the Shares for your own account and not with a view to the resale or distribution thereof, and (ii) agree that none of the Shares issued to you pursuant to exercise of the Option provided hereby may be sold, transferred or otherwise disposed of unless: (a) the Shares to be sold, transferred or otherwise disposed of will be registered or qualified under applicable securities laws at the time of such sale, transfer or other disposition and the Company has received an opinion of counsel satisfactory to it that such registration or qualification is effective; or (b) the Company shall have received an opinion of counsel or other information and representations, satisfactory to it, to the effect that such registration or qualification is not required. You shall also consent to execute any market standoff or lock-up agreement as requested by the Company.

6.No Right of Continued Employment

. Nothing contained in the Plan or this Agreement shall restrict the right of the Company and/or its affiliates to terminate your employment or service. Any termination of your employment or service, regardless of the reason therefor, shall have the consequences provided for in the Plan and this Agreement with respect to your rights in respect of the Option.

7.Amendment

. Except for limited circumstances as provided for in the Plan, this Agreement may be amended, in whole or in part and in any manner not inconsistent with the provisions of the Plan, at any time and from time to time, by written agreement between the Company and you.

8.Notice

. Any notice to be given to the Company shall be in writing and either hand delivered or mailed to the office of the President of the Company. If mailed, it shall be addressed to the Company at its principal executive office, or at such other address as the Company may hereafter designate by written notice to you. Any notice given to you shall be addressed to you at your address as reflected in the personnel records of the Company, or at such other address as you may hereafter designate by written notice to the Company.  Notice shall be deemed to have been duly delivered when hand delivered or, if mailed, on the fifth day after such notice is postmarked.

9.Transferability.  The Option is not transferable or assignable other than by will or by the laws of descent and distribution.  Any other attempt to transfer the Option, whether voluntary or involuntary, by operation of law or otherwise, will be ineffective.  During your lifetime, the Option is exercisable only by you.  Subject to the foregoing and the terms of the Plan, the terms and conditions of the Agreement will be binding upon your executors, administrators and heirs.

10.Company Policies.  In consideration for the grant of the Option, you agree to be subject to all policies of the Company regarding clawback, securities trading and hedging or pledging of securities, as in effect from time to time.

11.Entire Agreement.  The Grant Schedule and this Agreement, together with the Plan, represents the entire agreement between the parties with respect to the Option and supersedes any prior agreement, written or otherwise, relating to the Option.

[signature page follows]

The undersigned hereby acknowledges the award of the Option on behalf of the Company.

RECRO PHARMA, INC.

By:
Name:	J. David Enloe, Jr.
Title:	Chief Executive Officer
Date:

In order to indicate your acceptance of the Option evidenced by this Agreement and the Grant Schedule, subject to the restrictions and upon the terms and conditions set forth herein and in the Plan, please execute and immediately return to the Company the enclosed duplicate original of this Agreement.

ACCEPTED AND AGREED,
Intending to be legally bound:

Date:

Grant Schedule

Recipient’s Name:

Grant Date:

Option Price:

Total Number of Shares Subject to the Option:

Type of Option: Non-Qualified Stock Option

Schedule of Vesting Dates:

Vesting Date	Number of Shares Then Vesting